POWER OF ATTORNEY
KNOWN ALL BY THESE PRESENT, that the undersigned hereby
constitutes and appoints each of Paul S. Shipman,
David J. Mickelson and Anne M. Mueller, acting singly,
the undersigneds true and lawful
attorney-in-fact to:
(1) execute for and on behalf of the undersigned,
in the undersigneds capacity as an officer and/or
director of Redhook Ale Brewery, Incorporated (the
Company), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 as amended,
and the rules and regulations thereunder;
(2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Forms 3, 4 or 5 and timely
file such forms with the United States Securities and
Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
The undersigned hereby grants to each such attorney-in-fact
full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned?s responsibilities to comply with Section 16 of
the Securities Exchange Act of 1934.
The undersigned agrees that each such attorney-in-fact
may rely entirely on information furnished orally or in
writing by the undersigned to such attorney-in-fact.
The undersigned also agrees to indemnify and hold harmless
the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects)
that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by
the undersigned to such attorney-in-fact for purposes of
executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the
Company and such attorney-in-fact for any legal or other
expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,
4 and 5 with respect to the undersigned?s holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to
the attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 19th__ day of May, 2004.
/s/ John D. Rogers, JR
Signature
John D. Rogers, JR
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